EXHIBIT 4.5
                     RYLAND MORTGAGE SECURITIES CORPORATION


                        MORTGAGE PARTICIPATION SECURITIES


                                 SERIES 1991-19






                                    AMENDMENT

                                       TO

                                TRUST AGREEMENTS

                                   Dated as of

                                  May 1, 1997




                                      among


                      FINANCIAL ASSET SECURITIZATION, INC.,
           formerly known as Ryland Mortgage Securities Corporation,
                                   Depositor,

                          NORWEST BANK MINNESOTA, N.A.,
                     as assignee of Ryland Mortgage Company,
                                Master Servicer,
                                       and

                              THE BANK OF NEW YORK,
       as assignee of NationsBank, N.A., successor to Sovran Bank, N.A.,
                                    Trustee

                          AMENDMENT TO TRUST AGREEMENTS


         THIS AMENDMENT TO TRUST AGREEMENTS, dated as of May 1, 1997, is made by and among FINANCIAL ASSET SECURITIZATION, INC. (formerly known as Ryland Mortgage Securities Corporation), a Virginia corporation, as depositor (the "Depositor"), NORWEST BANK MINNESOTA, N.A., a national banking association (the "Master Servicer"), as assignee of Ryland Mortgage Company, an Ohio corporation, as master servicer, and THE BANK OF NEW YORK (the "Trustee"), a New York banking corporation, as assignee of NationsBank, N.A., successor to Sovran Bank, N.A., as trustee, under each of the Pooling Trust Agreement and the Issuing Trust Agreement, each dated as of November 1, 1991, among Ryland Mortgage Securities Corporation, Ryland Mortgage Company, and the Trustee relating to the Ryland Mortgage Securities Corporation Mortgage Participation Securities, Series 1991-19 (the "Trust Agreements"), which Trust Agreements incorporate by reference the Ryland Mortgage Securities Corporation, Mortgage Participation Securities, Standard Terms to Trust Agreement, March 1991 Edition (the "Standard Terms"). Capitalized terms used herein shall have the meanings assigned in the Trust Agreements unless otherwise defined herein.

                                    RECITALS

         WHEREAS, Section 11.01 of the Standard Terms provides that, subject to the conditions specified therein, the Trust Agreements may be amended by the Depositor, the Master Servicer, and the Trustee without the consent of any of the Securityholders to make any provisions with respect to matters arising with respect to the respective Trusts which are not covered by the Trust Agreements and which shall not be inconsistent with the provisions of the Trust Agreements; and

         WHEREAS, the parties desire to amend the terms of the Trust Agreements as provided in this Amendment to Trust Agreements;

         NOW, THEREFORE, the Depositor, the Master Servicer, and the Trustee hereby agree to amend the terms of the Trust Agreements as follows:

                                    AGREEMENT

         1. As it applies to the Securities issued pursuant to the Trust Agreements, Section 9.01 of the Standard Terms, as modified by the Trust Agreements, is further amended by adding the following new paragraphs after the fifth paragraph in Section 9.01:

                  Notwithstanding any other provision of this Standard Terms to the contrary, the Holders of the majority of the Percentage Interest in the Class R-1 Securities (the "Residual Majority") may in connection with its election to make a Terminating Purchase make the following additional election. If the certificates in physical form evidencing the Regular Securities and the Residual Securities (other than those Securities held by the Residual Majority and by the Tax Matters Person) issued by the Issuing Trust are surrendered to the Trustee (duly endorsed for transfer) no later than the second Business Day (the "Purchase Election Date") prior to the Distribution Date on which the Terminating Purchase is to be made (the "Purchase Date"), the Residual Majority may elect, in lieu of purchasing the Mortgage Loans, to purchase all of the outstanding Regular Securities and the Residual Securities (other than those Securities held by the Residual Majority and by the Tax Matters Person) issued by the Issuing Trust (hereinafter, the "Securities") and to treat the Securities so purchased as remaining outstanding and having been purchased by the Residual Majority or its designee. In the event that the Residual Majority elects to purchase the Securities, the purchase price (the "Securities Purchase Price") to be deposited in the Asset Proceeds Account shall be 100% of the aggregate Security Principal Balance of the Securities, plus, with respect to each Class of Securities, Accrued Pass-Through Interest with respect to the related Distribution Date and any Accrued Pass-Through Interest from a previous Distribution Date remaining unpaid as of the Purchase Date; but if such election is not made on the Purchase Election Date, then the amount to be deposited in the Asset Proceeds Account shall be the Termination Price. In either event, the Holders of the Securities shall be entitled to receive the distributions set forth in this Section 9.01.

                  Any such further election to purchase the Securities and to treat such Securities as outstanding shall be made by the Residual Majority by written notice of such further election delivered to the Trustee no later than the Purchase Election Date. During the period after which the Trustee has given notice of the Terminating Purchase to the Securityholders and the Purchase Election Date, the Trustee shall use all reasonable efforts to obtain surrender of the certificates in physical form evidencing the Securities, together with such certificates or documents as may be required to be delivered by the transferor of a Security pursuant to Section 5.03 of the Standard Terms. On the Purchase Date, if the Residual Majority has elected to purchase the outstanding Securities and upon receipt by the Trustee of such certificates, agreements and/or opinions as may be required by any transferor or transferee pursuant to Section 5.03 of the Standard Terms, the Trustee shall execute, and the Security Registrar shall authenticate and deliver, in the name of the Residual Majority or its designee, one or more new Regular Securities and Residual Securities of the Issuing Trust in an aggregate principal amount equal to the aggregate outstanding principal amount of the purchased Securities as of the date of purchase upon surrender of outstanding certificates evidencing the Securities, except to the extent that any of such Securities are in book entry form (in which case the transfer of such Securities shall be effected as provided in the Trust Agreement for the book-entry securities).

                  In connection with the foregoing, and notwithstanding anything else to the contrary contained in this Section 9.01 or elsewhere in this Standard Terms or in the Trust Agreements, if the Residual Majority elects to purchase the Securities upon the surrender of the outstanding certificates in physical form evidencing the same, then (i) such purchase shall not result in the payment in full of the principal of, or the cessation of interest payments on, the Securities, (ii) neither the respective obligations and responsibilities of the parties under the Trust Agreements, nor the Pooling Trust or Issuing Trust, shall terminate (notwithstanding the deposit of funds in respect of such purchase in the respective Asset Proceeds Account, the Section 3.11 Account or the Termination Account, as the case may be), (iii) the Mortgage Certificates shall be treated as remaining outstanding and the Trustee of the Issuing Trust shall not release any of the Mortgage Certificates but shall retain such assets as assets of the Issuing Trust, (iv) the Trustee of the Pooling Trust or the Custodian, as the case may be, shall not release any of the Mortgage Loan Files, but shall retain such assets as assets of the Pooling Trust, (v) neither the Depositor nor the Pooling Trust or Issuing Trust shall be deemed to have adopted a plan of liquidation pursuant to Section 9.02 of the Standard Terms, and (vi) the Master Servicer thereafter shall not elect to cause a Terminating Purchase, provided, however, that the Master Servicer thereafter may elect to cause a Terminating Purchase if the Master Servicer determines, based upon an Opinion of Counsel, that the REMIC status of any Trust REMIC has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year.

         2. This Amendment to Trust Agreements may be executed in two or more counterparts, each such counterpart when executed and delivered shall be an original and all such counterparts together shall be one and the same document.

         3. This Amendment to Trust Agreements shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia applicable to agreements made and to be performed therein.

         IN WITNESS WHEREOF, the Depositor, the Master Servicer, and the Trustee have caused this Amendment to Trust Agreements to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of the 1st day of May, 1997.


                                    FINANCIAL ASSET SECURITIZATION,
                                    INC.,
                                    formerly known as Ryland Mortgage
                                    Securities Corporation, as Depositor


                                    By:        /s/ R. Walter Jones IV

                                    Name:      R. Walter Jones IV

                                    Title:     President


                                    NORWEST BANK MINNESOTA, N.A.,
                                    assignee of Ryland Mortgage Company, as
                                    Master Servicer


                                    By:        /s/ Michael L. Mayer

                                    Name:      Michael L. Mayer

                                    Title:     Vice President


                                    THE BANK OF NEW
                                    YORK, assignee of
                                    NationsBank, N.A.,
                                    successor to
                                    Sovran Bank, N.A.,
                                    not in its
                                    individual
                                    capacity, but
                                    solely in its
                                    capacity as
                                    Trustee under the
                                    Trust Agreements


                                    By:        /s/ Todd Niemy

                                    Name:      Todd Niemy

                                    Title:     Vice President

         By its execution hereof, each of the undersigned holders of the Class R-1 Securities (being all of the holders of Securities of such Class) hereby consents to the terms hereof as of the 1st day of June, 1997.

DYNEX CAPITAL, INC.

By:      /s/ Lisa R. Cooke
Name:    Lisa R. Cooke
Title:   Vice President


NORWEST BANK MINNESOTA, N.A.

By:      /s/ Michael L. Mayer
Name:    Michael L. Mayer
Title:   Vice President

COMMONWEALTH OF VIRGINIA                 )
                                         )        ss.
CITY OF RICHMOND                         )


         The foregoing instrument was acknowledged before me in the City of Richmond, Virginia this 13th day of June, 1997, by R. Walter Jones IV, President of Financial Asset Securitization, Inc., a Virginia corporation, on behalf of the corporation.



                                                       Carol C. Harding
                                                       Notary Public

My Commission expires:  9/30/98

[SEAL]




STATE OF MARYLAND                        )
                                         )        ss.
CITY OF COLUMBIA                         )


         The foregoing instrument was acknowledged before me in the City of Columbia, Maryland this 11th day of June, 1997, by Michael L. Mayer, Vice President of Norwest Bank Minnesota, N.A., a national banking association, on behalf of the association.


                                                 Amanda G Vitucci
                                                 Notary Public

My Commission expires:  1/26/98
[SEAL]

STATE OF NEW YORK                        )
                                         )        ss.
CITY OF NEW YORK                         )


         The foregoing instrument was acknowledged before me in the City of New York, New York this 11th day of June, 1997, by Todd Niemy, as Vice President of The Bank of New York, a New York banking corporation, on behalf of the association.



                                                             O.D. Scott, Jr.
                                                             Notary Public

My Commission expires:  4/29/98

[SEAL]

COMMONWEALTH OF VIRGINIA                 )
                                         )        ss.
CITY OF RICHMOND                         )


         The foregoing instrument was acknowledged before me in the City of Richmond, Virginia this 6th day of June, 1997, by Lisa R. Cooke, Vice President of Dynex Capital, Inc., a Virginia corporation, on behalf of the corporation.


                                                             P. Evans
                                                             Notary Public

My Commission expires:  1/31/99
[SEAL]